UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10901 West Toller Drive,
Suite 300
Littleton, Colorado		80127-6312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 830-9000

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
Agreement with Coeur d'Alene Mines Corporation
Press Release

Item 5. Other Events.

     On May 27, 2004, Golden Star Resources, Ltd. (“Golden Star”) issued a press release announcing a proposed business combination with IAMGold Corporation (“IAMGold”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In addition, in a press release issued on May 27, 2004, Coeur d’Alene Mines Corporation (“Coeur d’Alene”) announced that it has proposed a business combination with Wheaton River Minerals Ltd. (“Wheaton River”). Golden Star entered into an agreement dated May 27, 2004 with Coeur d’Alene pursuant to which Golden Star and Coeur d’Alene have agreed that, in the event of the completion of both the Golden Star combination with IAMGold and the Coeur d’Alene combination with Wheaton River, the break fees, if both payable under the agreements between IAMGold and Wheaton River, will be netted such that Coeur d’Alene will pay to Golden Star a fee of US$26 million on the terms and conditions set out in the agreement. A copy of the agreement between Golden Star and Coeur d’Alene is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
10.1	Agreement dated May 27, 2004 between Golden Star Resources, Ltd. and Coeur d’Alene Mines Corporation

99.1	Press Release of Golden Star Resources, Ltd., dated May 27, 2004, announcing a proposed business combination with IAMGold Corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: May 27, 2004

Golden Star Resources Ltd.
By:	/s/ ALLAN J. MARTER
Allan J. Marter
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Agreement dated May 27, 2004 between Golden Star Resources, Ltd. and Coeur d’Alene Mines Corporation

99.1	Press Release of Golden Star Resources, Ltd., dated May 27, 2004, announcing a proposed business combination with IAMGold Corporation.